SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 6, 2002



                             AMERICAN JEWELRY CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     Nevada
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                 (State or other jurisdiction of incorporation)


           0-28663                                       84-1516192
           -------                                       ----------
    (Commission File Number)                  (IRS Employer Identification No.)


                 131 West 35th Street, New York, New York 10001
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (212) 736-0880



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS.
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     On each of February 6,  February 19 and February 26, 2002,  the  Registrant
filed a Certificate of Change in Number of Authorized Shares of Common Stock of the Registrant with the Secretary of State of Nevada, increasing its total number of authorized shares of common stock, par value $0.01 per share (the "Common Stock"), to 1,000,000,000 shares, 1,500,000,000 shares and 2,000,000,000 shares, respectively. Pursuant to Sections 78.207 and 78.209 of the Nevada General Corporation Law, the Registrant may increase its number of authorized shares of Common Stock upon the vote and approval of its Board of Directors without obtaining the approval of its stockholders. The number of authorized shares of Common Stock was increased to enable the issuance of additional shares of Common Stock upon conversion of the Registrant's outstanding 8% Convertible Debentures in the aggregate amount of $900,000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2002

                                     AMERICAN JEWELRY CORP.


                                     By: /s/ Isaac Nussen
                                         --------------------------------------
                                         Name:  Isaac Nussen
                                         Title: President and Chief Executive
                                                 Officer